EXHIBIT 99.1

ECHOINGSOUNDZ

14622 Ventura Blvd. 772
Sherman Oaks, CA 91403

P - 818.510.0773
E - info@echoingsoundz.net

@EchoingSoundz | @EchoingSoundz

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NICK CANNON JOINS HOLLYWOOD TECH COMPANY bBOOTH AS GLOBAL BRAND AMBASSADOR

Press Conference and Private Reception Scheduled in Hollywood

HOLLYWOOD, CA (July 14, 2016) – **Nick Cannon,** celebrated producer, writer, director, actor, DJ, entrepreneur and acclaimed host of TV's top-rated "America's Got Talent", to announce he has recently joined hot new tech company bBooth [OTCQB:BBTH] as Global Brand Ambassador. The successful tech savvy businessman will host a Press Conference and Private Reception on **Friday, July 15th** from **7 p.m. – 10 p.m.** at **Sunset Marquis**, located at **1200 Alta Loma Road** in **West Hollywood**. The red carpet event, powered by NCredible Ent., will also serve as the premiere reveal of Nick Cannon's new single "**If I Was Your Man**," featuring **Jeremih**. Guests will enjoy an open bar and live demo of bBooth's innovative new communications and messaging technology, bNotifi.

"Nick Cannon is that rare combination of artist and entrepreneur, extremely talented and successful at both, a true Renaissance man. We're thrilled to have him on our team at bBooth, building value for our clients and shareholders," says **Rory Cutaia, CEO at bBooth**.

"bBooth's technology has enormous potential and I'm very excited to work with Rory and his team to introduce it to the world," states **Nick Cannon**.

bBooth's groundbreaking **bNotifi** push-to-screen technology literally brings a person (celebrity, music artist, brand spokesperson, etc.) or product to life directly on the screens of fans' computers, tablets and mobile devices across the globe. bBooth's unprecedented, interactive technology is the new platform for content creation and distribution, artist promotion, fan engagement and brand activation. With an increasing list of clientele including major consumer brands, corporations,

14622 Ventura Blvd. 772
Sherman Oaks, CA 91403
P - 818.510.0773
E - info@echoingsoundz.net
@EchoingSoundz
@EchoingSoundz

music artists and celebrities, bBooth is positioned to become Hollywood's thriving, elite entertainment technology company.

To RSVP Media or Talent for the Press Conference & Reception, please email:
events@echoingsoundz.net

For more information about bBooth, please visit www.bBooth.com.

About bBooth
bBooth (OTCQB: BBTH) is a Hollywood-based entertainment technology company. Through its innovative, groundbreaking technology, bBooth is the new platform for content creation and distribution, artist promotion, fan engagement and brand activation. The Company's bNotifi technology is a push-to-screen, interactive audio/video messaging and communications application for industry leading social engagement on mobile/desktop/web platforms. For more information on bBooth, visit www.bbooth.com.

For more information, please contact:
Echo Hattix: echohattix@echoingsoundz.net
Moses Adam Hill: moses@echoingsoundz.net

Please address investor inquiries to:
investors@bBooth.com

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CREATING BRANDING EXPOSING — ECHOING